UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

FRANK’S INTERNATIONAL N.V.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ANNUAL MEETING OF SHAREHOLDERS

FRANK’S INTERNATIONAL N.V.

Prins Bernhardplein 200, 1097 JB Amsterdam, The Netherlands

to be held on May 20, 2015 at 4:00 p.m. Central European Time at the Hotel Sofitel Legend the Grand Amsterdam, Oudezijds Voorburgwal 197, 1012 EX,

Amsterdam, The Netherlands

To the shareholders of Frank’s International N.V.:

You are cordially invited to attend the annual meeting of the shareholders of Frank’s International N.V. (the “Company”). This annual meeting has been called by the Company’s board of managing directors (the “Management Board”) and the Company’s board of supervisory directors (the “Supervisory Board”). At this meeting, you will be asked to consider and vote upon the following proposals:

1.	To elect seven directors to the Supervisory Board to serve until the Company’s annual meeting of shareholders in 2016;

2.	To discuss the annual report for the fiscal year ended December 31, 2014, including the corporate governance paragraph, to confirm and ratify the preparation of the Company’s statutory annual accounts and annual report in the English language and to confirm and adopt the annual accounts for the fiscal year ended December 31, 2014;

3.	To discharge the sole member of the Company’s Management Board from liability in respect of the exercise of its duties during the fiscal year ended December 31, 2014;

4.	To discharge the members of the Company’s Supervisory Board from liability in respect of the exercise of their duties during the fiscal year ended December 31, 2014;

5.	To appoint PricewaterhouseCoopers Accountants N.V. as our auditor who will audit the statutory annual accounts of the Company for the fiscal year ending December 31, 2015 as required by Dutch law;

6.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015;

7.	To ratify and approve the remuneration of the members of the Supervisory Board;

8.	To authorize the Company’s Management Board to:

8(A) - repurchase shares for any legal purpose, at the stock exchange or in a private purchase transaction, at a price between $0.01 and 120% of the market price on the New York Stock Exchange, and during a period of 18 months starting from the date of the 2015 annual meeting;

8(B) - dispose of any shares held by the Company in its own capital; and

8(C)	-	approve and ratify the repurchase of common shares by the Company that has been effected prior to the annual meeting;

9.	To approve the material terms of the performance goals under the Frank’s International N.V. 2013 Long-Term Incentive Plan in accordance with Section 162(m) of the Internal Revenue Code of 1986, as amended, and the Treasury regulations promulgated thereunder; and

10.	To transact such other business as may properly come before the annual meeting or any adjournment thereof.

All shareholders of the Company are entitled to attend the annual meeting and to vote the shares of common stock (the “Common Stock”) and Series A preferred stock (the “Preferred Stock”) that they hold as of the “day of registration” (“dag van registratie”) as referred to in the Dutch Civil Code (which is April 22, 2015, as described further in the proxy statement). Each person who attends the annual meeting may be asked to present valid picture identification, such as a driver’s license or passport and proof of share ownership as of April 22, 2015. Examples of proof of share ownership include voting instruction statements from a broker or bank or share certificates. Even if you plan to attend the annual meeting, the Company urges you to promptly vote your shares of Common Stock or Preferred Stock by submitting your marked, signed and dated proxy card. You will retain the right to revoke your proxy at any time before the vote, or to vote your shares of Common Stock or Preferred Stock personally if you attend the annual meeting. Please note, however, that if you hold your shares of Common Stock or Preferred Stock through a broker or other nominee, and you wish to vote in person at the annual meeting, you must obtain from your broker or other nominee a proxy issued in your name.

For further information, please review the proxy statement at www.proxydocs.com/fi, which contains detailed descriptions of the proposals to be voted upon at the annual meeting.